Exhibit 5.1

March 6, 2024	Orrick, Herrington & Sutcliffe LLP 222 Berkeley St. Suite 2000 Boston, MA 02116 +1 (617) 880-2219 orrick.com

Serve Robotics Inc.
730 Broadway

Redwood City, California 94063

Re:	Serve Robotics Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Serve Robotics Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the Registration Statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities in an indeterminate amount: (i) common stock of the Company, $0.0001 par value per share (“Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities (as defined below) or the exercise of Warrants (as defined below); (ii) preferred stock of the Company, $0.0001 par value per share (“Preferred Stock”), including Preferred Stock that may be issued upon conversion of the Debt Securities or the exercise of Warrants; (iii) debt securities of the Company which may be senior or subordinated, and which may be issued in one or more series (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities or other securities, currencies or commodities (“Warrants”); (v) subscription rights (“Rights”) entitling the holders thereof to purchase shares of our Common Stock, Preferred Stock or our Debt Securities; and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights, in any combination (“Units”). The Registration Statement includes two prospectuses, (i) a Base Prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering up to $150,000,000 of shares of Common Stock that may be sold pursuant to the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) dated March 6, 2025, by and among the Company, Cantor Fitzgerald & Co., Wedbush Securities Inc., Northland Securities, Inc., Ladenburg Thalmann & Co. Inc. and Seaport Global Securities LLC (such agreement, the “Sales Agreement”, and such shares, the “Placement Shares”).

The offering of Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units (collectively, the “Securities”) will be as set forth in the Base Prospectus, as supplemented by one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”). The offering of the Placement Shares will be pursuant to the Sales Agreement as set forth in the Sales Agreement Prospectus. The aggregate public offering price of the Securities being registered will not exceed $300,000,000. The Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be appointed in the future (a “Trustee”) in the form filed as Exhibit 4.9 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).

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We have examined and relied upon the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the legal competence of all signatories to such documents; (d) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the filed forms thereof; and (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws;

(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv) the Board of Directors of the Company (the “Board”), or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any Prospectus Supplements relating to such Securities;

(v) all Securities and the Placement Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Sales Agreement Prospectus and the appropriate Prospectus Supplement;

(vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

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(vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Debt Security, Warrant, Right or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect;

(ix) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount approved by the Board, or a duly authorized committee thereof, that is not less than the par value per share of such stock;

(x) at the time of the issuance and sale of the Securities or the Placement Shares, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware;

(xi) the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the applicable Trustee is qualified to act as trustee under the Indenture;

(xii) there shall not have occurred any change in law affecting the legality or enforceability of such Security;

(xiii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms thereof, will violate any applicable law or will result in a default under or breach of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; and

(xiv) any supplemental indenture, warrant agreement or unit agreement related to the Debt Securities, the Warrants or the Units, respectively, will be governed by the laws of the State of New York.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus, and any Prospectus Supplement relating thereto.

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2. The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3. The Debt Securities (including any Debt Securities duly issued upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities) will constitute valid and binding obligations of the Company at such time as: (a) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Trustee; (b) the Trustee is qualified to act as trustee under the Indenture; (c) the forms and the terms of the Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, in accordance with the Indenture or a supplemental indenture thereto; (d) the Indenture has been duly qualified under the Trust Indenture Act; and (e) the Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the Indenture or a supplemental indenture thereto.

4. The Warrants will constitute valid and binding obligations of the Company at such time as: (a) applicable warrant agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in accordance with the applicable warrant agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable warrant agreement; and (d) the Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable warrant agreement.

5. The Rights will constitute valid and binding obligations of the Company at such time as: (a) the applicable rights agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (b) the forms and the terms of the Rights and their issuance and sale have been duly established in accordance with the applicable rights agreement and approved by appropriate action of the Company; (c) the Rights have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable rights agreement; and (d) the Rights have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable rights agreement.

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6. The Units will constitute valid and binding obligations of the Company at such time as: (a) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been approved by appropriate action of the Company, and the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable units agent in accordance with the applicable units agreement; (b) the units agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable units agent; and (c) the Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the applicable units agreement.

7. The Placement Shares, when sold and issued against payment therefor in accordance with the Sales Agreement, the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

The opinions set forth in paragraphs (3) through (6) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to any laws other than the law of the State of New York with respect to the opinions set forth in paragraphs (3) through (6) above and the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the foregoing) with respect to the opinions set forth in paragraphs (1) and (2) above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP